UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2021
___________________________________________

BLOOM ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

001-38598
(Commission File Number)
___________________________________________

Delaware			77-0565408
(State or other jurisdiction of incorporation)			(I.R.S. Employer Identification No.)

4353 North First Street,	San Jose,	California	95134
(Address of principal executive offices)			(Zip Code)

408			543-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class(1)	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange
(1)	The registrant’s Class B Common Stock is not registered but is convertible into shares of Class A Common Stock at the election of the holder.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item    5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2021, pursuant to the Bloom Energy Corporation 2018 Equity Incentive Plan, the Board of Directors of Bloom Energy Corporation (the “Company”) approved the grant of a one-time equity award (the “CEO Award”) to KR Sridhar, the Company’s Chief Executive Officer. The CEO Award is designed to ensure Mr. Sridhar’s retention, recognize his contributions to the Company and incentivize outperformance of key financial goals, and is intended to replace all annual equity awards that Mr. Sridhar would otherwise receive for five years following the date of grant.

The CEO Award is comprised of 400,000 restricted stock units (“RSUs”) and 1,600,000 performance stock units (“PSUs”). The RSUs will vest in equal annual installments over five years from the grant date. 600,000 PSUs will vest based on the Company’s achievement of goals established for the compound annual growth rate of revenue and gross margin (the “Revenue/Gross Margin PSUs”), and 1,000,000 PSUs will vest based on the Company’s achievement of progressive stock price hurdles (the “Stock Price PSUs”).

The Revenue/Gross Margin PSUs are eligible to vest in four equal tranches based on the Company’s achievement of goals established for the compound annual growth rate of revenue, weighted 60%, and gross margin, weighted 40%, for each of fiscal years 2022 through 2025. The number of shares issuable in respect of the Revenue/Gross Margin PSUs may be up to three times the target number of Revenue/Gross Margin PSUs based on performance. The Stock Price PSUs are divided into four equal tranches where performance will be deemed achieved in the event the Company’s average closing price for a 30 day period exceeds a stock price hurdle (as a multiple of the Company’s 30 day trailing average closing stock price on the grant date) prior to the expiration date for the tranche. Each tranche vests on the later of achievement of the stock price hurdle or a specified minimum vesting date, as set forth in the table below. If the stock price hurdle for a tranche is not achieved by the applicable expiration date, the tranche is forfeited. Each RSU and PSU represents a contingent right to receive one share of Class A common stock.

Price Hurdle	Minimum Vesting Date	Expiration Date
2.0x	5/12/2023	5/12/2027
3.0x	5/12/2024	5/12/2028
4.0x	5/12/2025	5/12/2029
5.0x	5/12/2026	5/12/2030

Vesting of the CEO Award is subject to Mr. Sridhar’s continued service as the Chief Executive Officer, another C-level executive or Executive Chair of the Company. In the event Mr. Sridhar’s service is terminated other than for cause, death or disability or he resigns without good reason, he will receive 12 months’ accelerated vesting of the RSUs, and the PSUs will remain outstanding and eligible to vest in accordance with their terms for 12 months following termination. In the event Mr. Sridhar’s service is terminated due to death or disability, the RSUs will vest in full, and the unvested PSUs will remain outstanding and eligible to vest in accordance with their terms for 18 months following termination.

In the event of Mr. Sridhar’s termination without cause or his resignation for good reason in connection with a change in control of the Company, the RSUs will vest in full and the PSUs will be earned and vest upon the change in control based on the per share price paid in the change in control. With respect to the Revenue/Gross Margin PSUs, a percentage of the maximum number of shares will vest if the per share price paid to stockholders in connection with the change in control exceeds a multiple of the 30 day trailing average closing stock price of the Company’s common stock as of the date of grant, with 25% of the maximum number of shares vesting at 2x, 100% of the maximum number of shares vesting at 5x or higher, and linear interpolation used for multiples between 2x and 5x. The Stock Price PSUs will vest to the extent the per share price paid to stockholders in connection with the change in control exceeds the applicable stock price hurdle, and if the per share price falls between any two price hurdles, the number of shares vesting will be determined using a linear interpolation.

In addition, other than an amount necessary to cover taxes, Mr. Sridhar will be required to hold shares issued upon vesting of the PSUs for at least two years. The PSUs and shares issued upon vesting of the PSUs will be subject to the Company’s clawback policy.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date:	May 14, 2021	By:	/s/ Shawn M. Soderberg
Shawn M. Soderberg
EVP, General Counsel and Secretary